Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Richard P. Cleys		Mary M. Gentry
Chief Financial Officer	- or -	Treasurer and Director, Investor Relations
ScanSource, Inc.		ScanSource, Inc.
(864) 286-4358		(864) 286-4892

SCANSOURCE REPORTS FIRST QUARTER RESULTS
Solid Sales Growth in North America Communications and Security Business Units

GREENVILLE, SC -- October 25, 2012 -- ScanSource, Inc. (NASDAQ:SCSC), the leading international value-added distributor of specialty technology products, today announced complete financial results for its first quarter ended September 30, 2012.

Quarter ended September 30, 2012:
Net sales	$733.6 million
Net income	$17.6 million
Diluted EPS	$0.63 per share

“Challenging market conditions contributed to a sales decline versus last year,” said Mike Baur, CEO, ScanSource, Inc. “However, we were pleased with the record quarterly sales performance of our North America Security business unit. In addition, our North America Communications as well as our Miami and Mexico-based operations achieved solid year-over-year sales growth.”

For the quarter ended September 30, 2012, net sales decreased 4.8% to $733.6 million, compared with $770.3 million for the quarter ended September 30, 2011. Excluding the translation impact of foreign currencies, net sales decreased 1.6% year-over-year. Operating income decreased 17.1% to $26.2 million from $31.6 million in the comparable prior year quarter. The effective tax rate decreased to 34.0% in the current quarter from 34.5% in the prior year quarter. Net income for the quarter ended September 30, 2012 was $17.6 million, or $0.63 per diluted share, compared with net income of $18.4 million, or $0.67 per diluted share, for the prior year quarter.

Forecast for Next Quarter

The Company announced its current expectations for the second quarter of fiscal 2013. ScanSource expects that net sales for the quarter ending December 31, 2012 could range from $745 million to $765 million, and diluted earnings per share could be in the range of $0.61 to $0.63 per share.

Webcast Details

ScanSource will present additional information about its financial results and outlook on a conference call today at 5:00 p.m. (ET).  A webcast of the call will be available for all interested parties and can be accessed at www.scansourceinc.com (Investor Relations section).  The webcast will be available for replay for 60 days.

ScanSource Reports First Quarter Results

Safe Harbor Statement

This press release contains comments that are “forward-looking” statements that involve risks and uncertainties; these statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Any number of important factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, factors affecting our expanded operations in emerging markets, such as Brazil, that expose us to greater political and economic volatility than our operations in established markets; additional costs and delays in connection with the implementation of our new ERP system; our ability to forecast volatility in earnings resulting from the quarterly revaluation of our earnout obligation to the sellers of CDC; macroeconomic circumstances that could impact our business, such as currency fluctuations; continued adverse capital and credit market conditions; and an economic downturn. For more information concerning factors that could cause actual results to differ from anticipated results, see the Company's annual report on Form 10-K for the year ended June 30, 2012 filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), the Company also discloses non-GAAP measures.  Management uses return on invested capital (“ROIC”), a non-GAAP measure, as a performance measurement because management believes that this metric best balances the Company's operating results with its asset and liability management. In addition, the Company's Board of Directors uses ROIC in evaluating management performance and setting management compensation.  The Company also discloses the percentage change in net sales excluding the impact of foreign currency exchange rates to better assess the changes from period periods.

Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in a following table.

About ScanSource, Inc.

ScanSource, Inc. (NASDAQ:SCSC) is the leading international distributor of specialty technology products, consisting of seven sales units in North America, Latin America and Europe. ScanSource POS and Barcoding in North America, Latin America and Europe delivers AIDC and POS solutions; Catalyst Telecom in the U.S. and ScanSource Communications in North America and Europe, provide voice, video, data and converged communications equipment; and ScanSource Security in North America offers physical security solutions. Founded in 1992, the company ranks #760 on the Fortune 1000. For more information, call the toll-free sales telephone number at 800.944.2432 or visit www.scansourceinc.com.

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	September 30, 2012	June 30, 2012*
Assets
Current assets:
Cash and cash equivalents	$38,731	$29,173
Accounts receivable, less allowance of	468,718	470,808
$28,744 at September 30, 2012
$27,349 at June 30, 2012
Inventories	471,014	475,479
Prepaid expenses and other current assets	38,730	41,846
Deferred income taxes	15,138	14,624
Total current assets	1,032,331	1,031,930
Property and equipment, net	48,328	48,785
Goodwill	54,187	53,885
Other non-current assets, including identifiable intangible assets	73,244	67,206
Total assets	$1,208,090	$1,201,806
Liabilities and Shareholders' Equity
Current liabilities:
Short-term borrowings	$—	$4,268
Current portion of contingent consideration	9,816	4,976
Accounts payable	384,111	419,683
Accrued expenses and other current liabilities	62,210	67,776
Income taxes payable	10,058	1,698
Total current liabilities	466,195	498,401
Deferred income taxes	3,318	—
Long-term debt	5,429	5,429
Borrowings under revolving credit facility	12,215	—
Long-term portion of contingent consideration	7,526	11,677
Other long-term liabilities	37,271	33,988
Total liabilities	531,954	549,495
Shareholders' equity:
Common stock	142,604	139,557
Retained earnings	552,086	534,445
Accumulated other comprehensive income (loss)	(18,554)	(21,691)
Total shareholders' equity	676,136	652,311
Total liabilities and shareholders' equity	$1,208,090	$1,201,806

*	Derived from audited financial statements.

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands)

	Quarter ended September 30,
	2012	2011
Net sales	$733,605	$770,259
Cost of goods sold	659,565	691,169
Gross profit	74,040	79,090
Operating expenses:
Selling, general and administrative expenses	47,061	46,569
Change in fair value of contingent consideration	764	894
Operating income	26,215	31,627
Other expense (income):
Interest expense	124	486
Interest income	(633)	(450)
Other, net	(15)	3,530
Income before income taxes	26,739	28,061
Provision for income taxes	9,097	9,681
Net income	$17,642	$18,380
Per share data:
Weighted-average shares outstanding, basic	27,618	27,138
Net income per common share, basic	$0.64	$0.68

Weighted-average shares outstanding, diluted	27,901	27,551
Net income per common share, diluted	$0.63	$0.67

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)
				Non-GAAP
Net Sales by Geographic Segment:	Quarter ended September 30,			% Change
	2012	2011	% Change	Excluding FX(a)
North American (U.S. and Canada)	$545,813	$573,472	(4.8)%	(4.8)%
International	187,792	196,787	(4.6)%	7.8%
Consolidated	$733,605	$770,259	(4.8)%	(1.6)%

Non-GAAP Financial Information:	Quarter ended September 30,
	2012	2011
Return on invested capital (ROIC), annualized (b)	17.0%	18.2%

Reconciliation of EBITDA to Net Income
Net income - GAAP	$17,642	$18,380
Plus: Income taxes	9,097	9,681
Plus: Interest expense	124	486
Plus: Depreciation and amortization	2,314	2,582
EBITDA (numerator for ROIC)	$29,177	$31,129

Invested Capital Calculation
Equity - beginning of quarter	$652,311	$587,394
Equity - end of quarter	676,136	597,658
Average equity	664,224	592,526
Average funded debt (c)	16,563	86,780
Invested capital (denominator for ROIC)	$680,787	$679,306

Notes:
(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended September 30, 2012 into U.S. dollars using the weighted average foreign exchange rates for the quarter ended September 30, 2011. International net sales excluding the translation impact of foreign currencies for the quarter ended September 30, 2012, as adjusted, totaled $212.2 million.

(b) Calculated as net income plus interest expense, income taxes, depreciation and amortization (EBITDA), annualized and divided by invested capital for the period.
(c) Average funded debt is calculated as the daily average amounts outstanding on our short-term and long-term interest-bearing debt.